CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-
40249, 33-43823, 333-02827, 333-02825 and 333-66211 of Whirlpool Corporation
and Registration Statement nos. 33-26680, 333-66163 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan of our reports dated January 18, 1999 with respect to the consolidated financial statements of Brasmotor S.A. and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Empresa Brasileira de Compressores S.A.--EMBRACO and its subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


PricewaterhouseCoopers
Auditores Independentes

Sao Paulo, Brazil
March 17, 1999